                                                                     Exhibit 4.8


                              CERTIFICATE OF TRUST

                                       OF

                           FIRST TENNESSEE CAPITAL III


                  This Certificate of Trust of First Tennessee Capital III (the "Trust"), dated December 6, 1996, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.).

                  1. NAME. The name of the business trust being formed hereby is First Tennessee Capital III.

                  2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is The Bank of New York (Delaware), 400 White Clay Center, Route 273, Newark, Delaware 19711.

                  3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon the filing of this Certificate of Trust.

                  IN WITNESS WHEREOF, the undersigned trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                                THE BANK OF NEW YORK (DELAWARE), as
                                Trustee


                                By:________________________________
                                   Name:
                                   Title:

                                ELBERT L. THOMAS, JR., as Trustee


                                By:________________________________


                                TERESA A. FEHRMAN, as Trustee


                                By:________________________________